UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2005, the Compensation Committee of the Board of Directors of Dollar General Corporation approved the following salaries for Dollar General’s named executive officers (i.e., the top 5 most highly compensated officers), other than David Perdue, and on March 16, 2005, the independent directors of the Board of Directors of Dollar General approved Mr. Perdue’s salary as set forth below, all to be effective April 1, 2005:

David Perdue, Chairman and CEO

$1,000,000

David Tehle, Executive Vice President and CFO

$475,000

Kathleen Guion, Executive Vice President,

$425,000

Store Operations and Store Development

Stonie O’Briant, Executive Vice President,

$425,000

Merchandising, Marketing & Strategic Planning

Susan Lanigan, Executive Vice President and General Counsel

$375,000

The Compensation Committee also granted on March 15, 2005 to the named executive officers, other than Mr. Perdue, annual equity grants under the Dollar General Corporation 1998 Stock Incentive Plan, consisting of the following:

Name	Stock Options	Restricted Stock Units

David Tehle	63,000	6,500
Kathleen Guion	50,300	5,200
Stonie O’Briant	50,300	5,200
Susan Lanigan	42,000	5,200

The stock options vest ratably over a 4-year period and the restricted stock units vest ratably over a 3-year period.

In addition, on March 16, 2005, the independent directors of the Board of Directors of Dollar General granted to Mr. Perdue 100,000 restricted stock units as a retention vehicle and to reward Mr. Perdue’s performance in fiscal 2004. These restricted stock units vest ratably over a 4-year period.

The terms and conditions of the stock options and the restricted stock units granted to the named executive officers are set forth in individual stock option grant notices and restricted stock unit award agreements in the forms previously filed as Exhibit 10.1 and 10.3, respectively, to Dollar General’s Form 10-Q for the third quarter of fiscal 2004, filed with the Securities and Exchange Commission on December 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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